UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2010

WEBSTER PREFERRED

CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	0-23513	06-1478208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, Theresa M. Messina, Senior Vice President and Chief Financial Officer of Webster Preferred Capital Corporation (the “Company”), a wholly owned subsidiary of Webster Financial Corporation (“Webster Financial”), informed the Company that she intends to resign effective as of February 28, 2011. Gregory S. Madar will become Chief Financial Officer of the Company, effective upon Ms. Messina’s resignation.

Mr. Madar, age 48, has served as Senior Vice President and Chief Accounting Officer of the Company since April 2008. Prior to that, he served as an Assistant Secretary of the Company from 1999 to April 2008. He has also served as the Senior Vice President and Controller of Webster Financial and Webster Bank, N.A. (the “Bank”) since February 2002, and has been employed by Webster Financial since January 3, 1995. Mr. Madar will also become Senior Vice President and Chief Accounting Officer of Webster Financial and the Bank, effective upon Ms. Messina’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER PREFERRED CAPITAL CORPORATION

Date: January 3, 2011	By:	/S/ MARK S. LYON
Mark S. Lyon
Secretary